LETTERHEAD


                                                                       EX. 99.1
-------------------------------------------------------------------------------
                                                          FOR IMMEDIATE RELEASE


Contact:  Joseph F. Pesce, CFO
          Concentra Managed Care, Inc.
          (617) 367-2163, Ext. 5101

                     CONCENTRA MANAGED CARE, INC. announces
                      first-quarter 1998 financial results

   Revenues up 36%; operating income increases 59%; and net income rises 48% over the first quarter last year before non-recurring charge

BOSTON, Mass. (April 30, 1998) - Concentra Managed Care, Inc. (Nasdaq/NM:
CCMC) today announced that revenues for the first quarter ended March 31, 1998, increased 36% to $145,544,000, compared with revenues of $107,142,000 for the three months ended March 31, 1997. Operating income for the first quarter of 1998 increased 59% to $21,772,000, from $13,712,000 for the same period last year.

Net income for the three months ended March 31, 1998, rose 48% to $10,447,000 or $0.22 per diluted share, compared with pro forma net income of $7,080,000, or $0.15 per diluted share, for the same period last year.

These results do not include a non-recurring charge of $12,600,000 ($9,600,000 after-tax or $0.20 per diluted share) taken in the first quarter of 1998 for fees, expenses and restructuring charges primarily associated with the February 24, 1998 acquisition of Preferred Payment Systems.

"We have had a very strong beginning to the year in two critical areas - product line expansion and sales," said Donald J. Larson, Chairman and Chief Executive Officer. "Our February acquisition of Preferred Payment Systems has continued to expand our opportunities to cross-sell services to our existing customer base and further develop our product line in the group healthcare marketplace. The unique cross-selling opportunities represented by our expanded product lines will further enhance our ability to grow our business and continue our financial success. Our unmatched capability to provide fully integrated services across the entire episode of care has earned us the highest regard and confidence among our customers and shareholders, which is reflected in our strong first quarter financial performance."

                                    (more)

Concentra Managed Care is the leading provider and comprehensive outsource solution for cost containment and fully integrated care management in the occupational, auto, and group healthcare markets. Concentra offers prospective and retrospective services to employers and insurers of all sizes, providing pre-employment testing, loss prevention services, first report of injury, injury care, specialist networks and specialized cost containment to the disability and automobile injury markets. The company has 130 field case management offices, with approximately 1,350 field case managers who provide medical management and return to work services in 49 states, the District of Columbia, and Canada. The company also has 83 service locations that provide specialized cost containment services including utilization management, telephonic case management and retrospective bill review. Under the name Concentra Medical Centers, the Company operates the nation's largest network of occupational healthcare centers, currently managing the practices of 261 physicians located in 145 centers in 39 markets in 20 states.

                                      ####

This press release contains certain forward-looking statements, which the Company is making in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and that the company's actual results may differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the potential adverse impact of governmental regulation on the company's operations, and interruption in its data processing capabilities, operational, financing and strategic risks related to the company's growth strategy, possible fluctuations in quarterly and annual operations, and interruption in its data processing capabilities, possible legal liability for adverse medical consequences, competitive pressures, adverse changes in market conditions for the company's services, and dependence on key management personnel. Additional factors include those described in the company's Securities and Exchange Commission filings.

                          Concentra Managed Care, Inc.
                      CONSOLIDATED STATEMENTS OF OPERATION
               FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND 1998
                                  (UNAUDITED)


                                                           1997          1998
                                                       ------------  ------------


REVENUES:
 Field case management...............................  $ 32,389,000  $ 41,840,000
 Specialized cost containment........................    28,370,000    44,379,000
                                                       ------------  ------------
  Managed care services..............................    60,759,000    86,219,000
 Health services.....................................    46,383,000    59,325,000
                                                       ------------  ------------
    Total revenues...................................   107,142,000   145,544,000

COST OF SERVICES:
 Managed care services...............................    47,357,000    64,758,000
 Health services.....................................    35,805,000    46,288,000
                                                       ------------  ------------
    Total cost of services...........................    83,162,000   111,046,000
                                                       ------------  ------------
      Total gross profit.............................    23,980,000    34,498,000
General and administrative expenses..................     9,033,000    10,699,000
Amortization of intangibles..........................     1,235,000     2,027,000
Non-recurring charge.................................             -    12,600,000
                                                       ------------  ------------
      Operating income...............................    13,712,000     9,172,000
Interest expense.....................................     2,427,000     3,882,000
Interest income......................................      (851,000)     (233,000)
Other, net...........................................       327,000       109,000
                                                       ------------  ------------
   Income before income taxes........................    11,809,000     5,414,000
Provision for income taxes...........................     4,106,000     4,567,000
                                                       ------------  ------------
Net income...........................................  $  7,703,000  $    847,000
                                                       ------------  ------------
                                                       ------------  ------------
Pro forma net income (1).............................  $  7,080,000
                                                       ------------
                                                       ------------
Basic pro forma and actual earnings per share (1)....  $       0.17  $       0.02
                                                       ------------  ------------
                                                       ------------  ------------
Weighted average common shares outstanding...........    42,383,000    44,939,000
                                                       ------------  ------------
                                                       ------------  ------------
Diluted pro forma and actual earnings per share (1)..  $       0.15  $       0.02
                                                       ------------  ------------
                                                       ------------  ------------
Weighted average common shares and equivalents
  outstanding........................................    46,309,000    47,769,000
                                                       ------------  ------------
                                                       ------------  ------------

(1) Net income and earnings per share for the three months ended March 31, 1997 have been calculated as if Preferred Payment Systems, Inc. ("PPS") had been subject to federal and state income taxes for the entire period, based upon an effective tax rate indicative of the statutory rates in effect. Prior to its acquisition by Concentra during the first quarter 1998, PPS elected to be taxed as an S corporation, and accordingly, was not subject to federal and state income taxes in certain jurisdictions.

                         Concentra Managed Care, Inc.
                         CONSOLIDATED BALANCE SHEETS
                                 (UNAUDITED)



                                                                     December 31,         March 31,
                                                                         1997               1998
                                                                     ------------       ------------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents .....................................    $ 12,576,000       $ 95,660,000
  Accounts receivable, net ......................................     106,963,000        110,994,000
  Prepaid expenses, tax assets and other current assets .........      26,212,000         27,314,000
                                                                     ------------       ------------
      Total current assets ......................................     145,751,000        233,968,000
Property and equipment, at cost .................................     104,054,000        115,315,000
  Less: Accumulated depreciation and amortization ...............     (38,351,000)       (42,142,000)
                                                                     ------------       ------------
    Net property and equipment                                         65,703,000         73,173,000
Goodwill and other intangible assets, net .......................     262,592,000        262,473,000
Other assets ....................................................       8,925,000         12,753,000
                                                                     ------------       ------------
                                                                     $482,971,000       $582,367,000
                                                                     ------------       ------------
                                                                     ------------       ------------



LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving credit facilities ..................................     $ 49,000,000       $          0
  Current portion of long-term debt ............................        7,497,000            459,000
  Accounts payable, accrued income tax and expenses ............       52,136,000         61,473,000
                                                                     ------------       ------------
      Total current liabilities ................................      108,633,000         61,932,000


Long-term debt, net of current portion .........................      150,103,000        297,922,000
Deferred income taxes and other liabilities ....................       17,794,000         17,445,000



STOCKHOLDERS' EQUITY:
  Common stock .................................................          436,000            465,000
  Paid-in capital ..............................................      257,022,000        256,258,000
  Retained deficit .............................................      (51,017,000)       (51,655,000)
                                                                     ------------       ------------
      Total stockholders' equity ...............................      206,441,000        205,068,000
                                                                     ------------       ------------
                                                                     $482,971,000       $582,367,000
                                                                     ------------       ------------
                                                                     ------------       ------------
